UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 299-6000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2025, FMC Corporation (the “Company”) and certain subsidiaries of the Company entered into Amendment No. 5 (the “Amendment”) to that certain Fifth Amended and Restated Credit Agreement, dated as of June 17, 2022, among the Company, certain of the Company’s subsidiaries from time to time party thereto as borrowers, Citibank, N.A., as administrative agent, and each lender and issuing bank from time to time party thereto (the “Lenders”). The Amendment makes certain modifications to the leverage ratio and minimum interest coverage ratio financial covenants during the covenant relief period, which the Amendment extends to the earlier of December 31, 2028 and the date on which the Company provides covenant relief period termination notice, as further detailed in the Amendment. Additionally, during the covenant relief period, the Amendment limits subsidiary indebtedness to a maximum aggregate outstanding principal amount of $350 million, subject to certain exceptions, and limits increases to the Company’s regular quarterly dividend above $0.08 per share and the declaration of any other dividend unless the Company is in pro forma compliance with a leverage ratio of not greater than 3.75 to 1:00. The Amendment also requires that the Company shall not, at any time, permit the aggregate value of certain of its qualifying intellectual property, as further described in the Amendment, to be less than $1 billion, and provides that the Company will grant a lien over substantially all of its assets, subject to customary exceptions, upon the occurrence of the Company receiving a public debt rating from any two of S&P, Fitch or Moody’s that is below “BB+” (in the case of S&P and Fitch) or below “Ba1” (in the case of Moody’s), as applicable.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Some of the Lenders and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking and trust and leasing services. In addition, the Company has entered into interest rate and foreign exchange arrangements with some of the Lenders and their affiliates.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 5, dated as of December 8, 2025, to Fifth Amended and Restated Credit Agreement, dated as of June 17, 2022, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders and issuing banks party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION
(Registrant)

Date: December 8, 2025	By:	/s/ Andrew D. Sandifer
Andrew D. Sandifer
Executive Vice President and Chief Financial Officer